Exhibit 99.1

DPW Holdings Raises $1M in New Debt Financing

NEWPORT BEACH, CA, August 16, 2018 (GLOBE NEWSWIRE) – DPW Holdings, Inc. (NYSE American: DPW) ("DPW" or the "Company"), a diversified holding company, hereby announces that it has raised $1,010,000 in new debt financing through the entry into a Securities Purchase Agreement with institutional investors for the issuance of (i) Secured Promissory Notes (“Notes”) with an aggregate principal face amount of $1,212,000, and (ii) 400,000 shares of common stock. The shares of common stock will be issued subject to NYSE/American approval, and subsequently be registered pursuant to a new registration statement on Form S-3. The Notes are not convertible. In connection with this financing, the Company and Super Crypto Mining, Inc. (“SCM”) granted the investors a springing security interest in SCM’s assets.

The new funding is the second of a series of investments in the real estate sector, which the Company continues to see as a long-term source of new stable revenue for its investors. This foundational investment will be used to finance its participation in the construction of the five-star ultra-luxury Manhattan hotel development previously announced on May 25, 2018. To date, DPW Holdings has invested approximately $2MM in the 94,000 square foot hotel project featuring 96 opulent appointed rooms and suites, located one block east of the Hudson River, in the heart of the TriBeCa North Historic District. As previously disclosed, DPW is investing alongside venerable New York real estate development companies, Mactaggart Family & Partners LP and Caspi Development.

“The Company continues to grow its assets through financing that seeks to minimize the issuance of equity and the cost of debt. We continue to pursue transactions that are accretive to the Company’s balance sheet,” said Milton “Todd” Ault, III, the Company’s CEO and Chairman. On June 8, 2018, the Company became a limited partner by entering into a limited partnership agreement in a partnership responsible for the construction and related activities of the hotel. DPW, as a limited partner, has agreed to finance a portion of the capital required by the partnership.

ABOUT DPW HOLDINGS, INC.

Headquartered in Newport Beach, CA, DPW Holdings, Inc. (www.DPWHoldings.com), is a diversified holding company a growth strategy of acquiring undervalued assets, disruptive technologies, sustainable solutions, and exciting ventures for incubation and development to their full potential for long-term growth and investor returns.

The Company through its wholly-owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys serves the defense, aerospace, naval, homeland security, medical, telecom, datacom, and industrial markets. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and require specialized products and services that are not likely to be commoditized. Coolisys through its portfolio companies develops and manufactures cutting-edge products and power solutions utilizing its customized digital power management and resonant topology to achieve the highest efficient and highest density power converters and inverters, specialized complex airborne high-frequency radio frequency (RF) and microwave detector-log video amplifiers (DVLA), very high-frequency filters and naval power conversion and distribution equipment. Coolisys manages four entities including Digital Power Corporation, www.DigiPwr.com, a leading manufacturer of power electronics and technology based in Northern California, 1-877-634-0982; Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a designer and manufacturer of power distribution systems primarily for Naval use based in Salisbury, UK.; Microphase Corporation, www.MicroPhase.com, a designer and manufacturer of microwave electronic technology with its headquarters based in Shelton, CT, 1-203-866-8000; and Power-Plus Technical Distributors, www.Power-Plus.com, a value-added wholesale distributor based in Sonora, CA, 1-800-963-0066.

Digital Power Lending, LLC, www.DigitalPowerLending.com, a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company operating under Financial Lender’s License ##60DBO-77905 dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest. Super Crypto Mining, Inc. www.SuperCryptoMining.com is a wholly-owned subsidiary of the Company, is based in Fremont CA that leverages its engineering expertise and existing locations to create crypto currency mining facilities across the globe. Super Crypto Mining, Inc. operates the branded division, Super Crypto Power, www.SuperCryptoPower.com. Excelo, LLC, www.Excelo.com, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services. DPW Holdings, Inc.’s headquarters is located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; 1-877-634-0982. For Investor inquiries: IR@DPWHoldings.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the acquisition and the ability to consummate the acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.